Exhibit 28.2

                             SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT IS EXECUTED AND DELIVERED BY THE UNDERSIGNED INVESTOR TO CAPITAL RESOURCE GROUP ONE, LLC (THE "OFFEROR" OR "CAPITAL") IN CONNECTION WITH THE OFFER AND SALE (HEREINAFTER REFERED TO AS THE "OFFERING") BY THE OFFEROR OF AN AGGREGATE OF UP TO $150,000,000 INSURANCE SETTLEMENTS ASSET BACKED CERTIFICATES EVIDENCING FRACTIONAL, UNDIVIDED INTERESTS IN CERTAIN ASSETS OF INSURANCE SETTLEMENTS FUNDING TRUST 2000 (THE "TRUST"), CREATED PURSUANT TO THE POOLING AND SERVICING AGREEMENT, ENTERED INTO ON _________, 2000, AMONG CAPITAL, THE BANK OF NEW YORK, AS THE TRUSTEE OF THE TRUST (THE "TRUSTEE"), 21ST HOLDINGS, LLC, AS THE MASTER SERVICER (THE "MASTER SERVICER") AND UNITED FUND, LLC, AS THE SUBSERVICER OF THE INSURANCE SETTLEMENTS ("UNITED" OR "SUBSERVICER") (THE "POOLING AND SERVICING AGREEMENT") ON THE TERMS AND CONDITIONS SET FORTH HEREIN, IN THE POOLING AND SERVICING AGREEMENT, AND IN THE PROSPECTUS DATED _____________, 2000 (THE "PROSPECTUS").

     1. Subscription; Delivery of Funds. Subject to acceptance of this Subscription Agreement by the Offeror on or before completion or termination of the Offering, the undersigned hereby subscribes for and agrees to purchase ______ Certificates issuable in the minimum denomination of $5,000 and integral multiples of $1,000 in excess thereof upon the terms and conditions set forth herein and in the Prospectus and herewith tenders in cash or by check payable to the Bank of New York (the "Escrow Agent") the sum of $________ (the "Subscription Payment"), being the full purchase price for the Certificates subscribed hereby. The minimum subscription is for one (1) Certificate or $5,000.

     2. Execution and Delivery of Subscription Agreement. The undersigned herewith delivers to the Offeror executed counterparts of the signature page to this Subscription Agreement. It is understood and agreed that, in the event that this Subscription Agreement is accepted by the Offeror, it shall be dated as of the date of acceptance by the Offeror.

     3. Subscription Payment and Documents. Prior to completion or termination of the Offering, the Subscription Payment will be held by the Escrow Agent in a segregated, interest bearing account established by the Offeror for such purpose with the Bank of New York, and the Subscription Agreement will be held in trust by the Escrow Agent for the benefit of the undersigned. In the event that this Subscription Agreement has not been accepted or is rejected by the Offeror prior to completion or termination of the Offering or the Offeror has not received completed and executed Subscription Agreements for the purchase of at least $20,000,000 no later than one hundred twenty (120) days from the effective date of the Registration Statement, the Subscription Payment will be returned promptly by the Offeror to the undersigned, with interest, without deduction, and without further obligation.

     4. Termination Date; Termination of Offering. Unless earlier completed or terminated as provided herein and in the Prospectus, the Offering will remain open for twelve (12 months from the effective date of the Registration Statement (the "Termination Date"). The Offering may be terminated by the Offeror in the event that completed and executed Subscription Agreements to purchase a minimum of $150,000,000 principal amount of the Certificates have been accepted by the Offeror before the Termination Date.

     5. Irrevocable Offer to Purchase. Execution and delivery of this Subscription Agreement by the undersigned, together with the Subscription Payment, shall constitute an irrevocable offer to purchase the number of Certificates indicated herein. The undersigned may not cancel, terminate, or revoke this Subscription Agreement.

     6. Acceptance or Rejection of Subscription. This Subscription Agreement may be accepted or rejected by the Offeror, in whole or in part, at the Offeror's sole and absolute discretion. Acceptance by the Offeror shall be indicated by the execution hereof by any duly authorized agent of the Offeror. The undersigned will be notified promptly of the acceptance or rejection of this Subscription Agreement by the Offeror.

     7. Representations and Warranties. The undersigned hereby represents and warrants to the Offeror as follows:

        7.1. Financial Ability of Investor. The undersigned (a) has the financial ability to bear the economic risk of his investment in the Certificates (including the possible loss of the entire amount thereof), (b) has adequate means for providing for his current and future needs and personal contingencies notwithstanding (i) the undersigned's investment in the Certificates, (ii) the unavailability of any tax, financial or other benefits from the undersigned's investment in or ownership of the Certificates, or (iii) the complete loss of the undersigned's entire investment in the Certificates, and (c) has no need for liquidity with respect to his investment in the Certificates.

        7.2. Investor Sophistication. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and has obtained sufficient information from the Offeror to enable him to evaluate the risks of an investment in the Certificates.

        7.3. Representations Not Conflicting. Neither the Offeror nor any person acting on behalf of the Offeror has made any statement, assertion, representation, warranty or other communication to the undersigned that was contrary to any provision of the Prospectus.


                                      (2)

        7.4. Receipt of Prospectus and Other Information. The undersigned:

             (a) has been furnished with the Prospectus and any documents which have been made available upon request, has carefully read the Prospectus and has evaluated and understands the risks of an investment in the Certificates, and, except as indicated in subsections (b) and (c), has relied solely upon the information contained in the Prospectus;

            (b) has been provided an opportunity to obtain any additional information concerning the Offering, to the extent the Offeror or its authorized representatives possess the same or could acquire it without unreasonable effort or expense; and

            (c) has had the opportunity to ask questions of, and receive answers from, the Offeror or its authorized representatives concerning the terms and conditions of the Offering and other matters pertaining to an investment in the Certificates and, to the extent the Offeror or its authorized representatives possess the same or could acquire it without unreasonable effort or expense, to obtain such additional information as the undersigned considers necessary to verify the accuracy of the information contained in the Prospectus or that which was otherwise provided in order for him to evaluate the merits or risks of an investment in the Certificates, and has not been furnished any other offering literature or prospectus except as mentioned herein or in the Prospectus.

        7.5. Suitability of Investment.

             (a) The undersigned has determined that the Certificates are a suitable investment for him and that, at this time, he is able to bear a complete loss of his investment in the Certificates.

             (b) THE TEXAS STATE SECURITIES BOARD HAS IMPOSED A SUITABILITY STANDARD OF $65,000 ANNUAL INCOME AND $65,000 NET WORTH OR $225,000 NET WORTH (EXCLUSIVE OF HOME FURNISHINGS AND AUTOMOBILES).

             (c) THE CALIFORNIA CORPORATIONS COMMISSIONER HAS IMPOSED A SUITABILITY STANDARD OF $45,000 ANNUAL INCOME AND $45,000 NET WORTH OR $150,000 NET WORTH (EXCLUSIVE OF HOME FURNISHINGS AND AUTOMOBILES).

        7.6. Independent Investment Decision. In making a decision to invest in the Certificates, the undersigned has relied solely upon independent investigations made by him and in not relying on the Offeror or its authorized representatives or any references in the Prospectus to any legal opinion with respect to tax or other economic considerations involved in an investment in the Certificates.

        7.7. Authority. The execution, delivery, and performance of this Subscription Agreement have been duly authorized by the undersigned. The execution and delivery of this Subscription Agreement and the purchase of the Certificates does not conflict with or breach any


                                      (3)

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provision organizational documents of the undersigned or any law, ruling, regulation, statute, or agreement to which it is subject.

        7.8. Residency. I am a bona fide resident of the State of ____________.

     8. Investor Awareness. The undersigned hereby acknowledges his understanding and awareness that:

        8.1. Operating History. The Offeror has no financial or operating history.

        8.2. Speculative investment. The Certificates are a speculative investment which involve a high degree of risk of the loss of the total amount of any investment therein.

        8.3. No Assurance of Benefits. No assurance has been or can be made that any tax or financial benefits will result from an investment in the Certificates.

        8.4. Certificates Not Approved or Disapproved by Securities
Administrator.

        8.5. Lack of Public Market. No public market for the Certificates currently exists or is likely to develop, and, thus, the undersigned will need to bear the economic risk of his investment for an indefinite period of time and may not be able to liquidate his investment readily in case of an emergency.

        8.6. Tax Benefits May be Lost. Federal and state income tax benefits, if any, available to the undersigned as a result of his investment in the Certificates may be lost through changes to, or in the interpretation of, existing laws and regulations.

        8.7. Certificates Not Obligation of Subservicer or Capital. THE CERTIFICATES REPRESENT BENEFICIAL UNDIVIDED INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SUBSERVICER OR ANY AFFILIATE THEREOF EXCEPT TO THE EXTENT DESCRIBED HEREIN. THE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY.

     9. Governing law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     10. Headings. The headings of the sections of this Subscription Agreement are for reference only and shall not limit or otherwise affect the interpretation or effect of any term or provision.

     11. Binding Agreement. Except as expressly set forth to the contrary, this Subscription Agreement shall be binding upon and inure the benefit of the heirs, executors, administrators, legal representatives, successors and permitted assigns of the parties.

     12. Indemnification. The undersigned acknowledges his the representations, warranties and covenants set understanding forth herein and that the Offeror relied upon such


                                      (4)

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representations covenants and warranties and the undersigned agrees to indemnify the Offeror its agents, and employees, and each of them, from and against any and all loss, liability, claim, damage, and expense (including, but not limited to, any and all expenses reasonably incurred in investigations, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with the undersigned's investment in the Certificates.

     13. Rights Not Waived. Notwithstanding anything contained herein to the contrary, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to the undersigned under federal or state securities laws.

     14. Survival of Terms. All representations, warranties, acknowledgments and agreements contained herein, the indemnification contained, in paragraph 12 shall survive (a) changes in the transactions, documents and instruments described in the Prospectus (b) the acceptance of this Subscription Agreement, and (c) the death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the undersigned.


                                      (5)

     15. Please issue ________ Certificate(s) in the name(s) of _______________ __________________________________ and ________________________________, as
[e.g, joint tenants, tenants in common, or husband and wife]

     IN WITNESS WHEREOF, I have executed this Subscription Agreement this ____ day of _________________, 2000.


                                             -----------------------------------
                                             Signature of Investor


                                             -----------------------------------
                                             Name (Please type or print)


                                             -----------------------------------
                                             Signature of Spouse or Co-owner if
                                             funds are to be invested as joint
                                             tenants by the entirety or
                                             community property.


                                             -----------------------------------
                                             Name (Please type or print)


                            RECEIPT OF BROKER/DEALER

     Receipt of $________________ in full payment of the above Subscription Agreement is acknowledged on this ___ day of _______________________, 2000.


                                  BROKER/DEALER

                                             Name:
                                                   -----------------------------

                                             By:
                                                   -----------------------------

                                             Title:
                                                   -----------------------------


                                      (6)